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                                  EXHIBIT 99.1
                  TO THE R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  ANNUAL REPORT
                                       ON
                                    FORM 10-K
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2000

                         EXPANDED LITIGATION DISCLOSURE
                           TOBACCO-RELATED LITIGATION


      Overview. Various legal actions, proceedings and claims are pending or may be instituted against R. J. Reynolds Tobacco Company ("RJR Tobacco") or its affiliates, including R. J. Reynolds Tobacco Holdings, Inc. ("RJR"), or indemnitees, including legal actions claiming that lung cancer and other diseases as well as addiction have resulted from the use of or exposure to RJR Tobacco's products. During 1999, 147 new actions were served against RJR Tobacco and/or its affiliates or indemnitees and 273 such actions were dismissed or otherwise resolved in favor of RJR Tobacco and/or its affiliates or indemnitees without trial. On December 31, 1999, there were 541 cases pending, as compared with 664 on December 31, 1998, 516 on December 31, 1997, and 234 on December 31, 1996. As of February 23, 2000, 539 cases were pending against RJR Tobacco and/or its affiliates or indemnitees: 538 in the United States; and 1 in the Marshall Islands. The U.S. case number does not include the 501 Broin II cases, which are discussed below.

      The U.S. cases (exclusive of the 501 Broin II cases) are pending in 41 U.S. states and the District of Columbia. The breakdown is as follows: 109 in West Virginia; 103 in New York; 43 in Massachusetts; 40 in Florida; 38 in California; 28 in Louisiana; 18 each of Texas and the District of Columbia; 10 in Alabama; 9 in each of Iowa, New Mexico, and Pennsylvania; 8 in each of Illinois, Mississippi, and New Jersey; 7 in each of Ohio and Tennessee; 6 in Minnesota; 5 in Nevada; 4 in each of Indiana, Michigan, and Missouri; 3 in each of Arkansas, Georgia, North Carolina, North Dakota, Oklahoma, South Dakota, and Wisconsin; 2 in each of Arizona, Connecticut, Hawaii, Maryland, New Hampshire, Rhode Island, South Carolina, Utah, and Washington; and 1 in each of Colorado, Kansas, Kentucky, and Maine. Of the 538 active U.S. cases, 146 are pending in federal court, 387 in state court, and 5 in tribal court. Most of these cases were brought by individual plaintiffs, but many other cases seek recovery on behalf of third parties or large classes of claimants.

      Theories of Recovery. The plaintiffs seek recovery on a variety of legal theories, including strict liability in tort, design defect, negligence, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, aiding and abetting, unjust enrichment, antitrust, Racketeer Influenced and Corrupt Organization Act ("RICO"), indemnity, medical monitoring and common law public nuisance. Punitive damages, often in amounts ranging into the hundreds of millions or even billions of dollars, are specifically pleaded in a number of cases in addition to compensatory and other damages. 6 of the 539 active cases in the United States (plus 501 Broin II cases) involve alleged non-smokers claiming injuries resulting from exposure to environmental tobacco smoke ("ETS"). Forty-five cases purport to be class actions on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes, individuals and their estates claiming illness and death from cigarette smoking, persons making claims based on alleged exposure to environmental tobacco smoke, African-American smokers claiming their civil rights have been violated by the sale of menthol cigarettes, purchasers of cigarettes claiming to have been defrauded and seeking to recover their costs, and Blue Cross/Blue Shield subscribers seeking reimbursement for premiums paid. Approximately 65 cases seek recovery of the cost of Medicaid payments or other health-related costs paid for treatment of individuals suffering from diseases or conditions allegedly related to tobacco use. Nine, brought by entities administering asbestos liability, seek contribution for the costs of settlements and judgments.


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      Defenses. The defenses raised by RJR Tobacco and/or its affiliates
(including RJR), where applicable, include preemption by the Federal Cigarette Labeling and Advertising Act of some or all such claims arising after 1969; the lack of any defect in the product; assumption of the risk; contributory or comparative fault; lack of proximate cause; and statutes of limitations or repose. RJR has asserted additional defenses, including jurisdictional defenses, in many of the cases in which it is named.

      Industry Trial Results. Juries have found for plaintiffs in nine smoking and health cases in which RJR Tobacco was not a defendant, although, to date, no damages have been paid and most of the verdicts have been overturned on appeal. Most recently, on November 1, 1999, the Florida Supreme Court heard the plaintiff's appeal in Carter v. Brown & Williamson Tobacco Corp., a case in which a Florida Appeal Court had reversed a jury's 1996 verdict in favor of the plaintiff in the amount of $750,000. In another Florida case, Widdick v. Brown & Williamson Tobacco Corp., a Florida Court of Appeal on January 29, 1999, reversed a jury verdict in favor of the plaintiff in the amount of approximately $1 million in compensatory and punitive damages and ordered a new trial in a different location. On February 9-10, 1999, in Henley v. Philip Morris, Inc., a San Francisco state court jury awarded an individual smoker $1.5 million in compensatory damages and $50 million in punitive damages. On April 16, 1999, the trial judge reduced the punitive damages award to $25 million, but otherwise denied Philip Morris' motions. Philip Morris is appealing the verdict. On March 30, 1999, in Williams v. Philip Morris, Inc., an Oregon state court jury returned a verdict against Philip Morris in the amount of $800,000 in actual damages, $21,500 in medical expenses, and $79.5 million in punitive damages. Although the judge in this case reduced the punitive damages to $32 million, Philip Morris is appealing this verdict as well. In the most recent verdict in a non-Company individual case, Steele v. Brown & Williamson Tobacco Corp., a jury in Missouri federal court found on May 13, 1999 that Brown & Williamson was not liable for the death of the plaintiff.

      The Company ultimately has prevailed in every individual case that has gone to trial. Most recently, on May 10, 1999, in Newcomb v. R. J. Reynolds Tobacco Co., one of three individual cases consolidated for trial in Tennessee state court, the jury refused to award damages against RJR Tobacco and Brown & Williamson. The same jury found that the tobacco company defendants in the other two cases were not liable. On June 2, 1999, in an environmental tobacco smoke case, Butler v. Philip Morris Co., Inc., the jury returned a defense verdict. On July 9, 1999, a Louisiana state court jury found in favor of RJR Tobacco and Brown & Williamson, in an individual smoker case, Gilboy v. American Tobacco Co.

                                 BROIN II CASES

      Numerous individual Broin II lawsuits have been filed (mostly in Florida) by flight attendants for personal injury as a result of illness allegedly caused by exposure to secondhand tobacco smoke in airline cabins (the "Broin II cases"). These lawsuits follow the settlement of the Broin class action, under which the industry agreed to contribute to a fund to research secondhand smoke issues, and further agreed that individual lawsuits might be brought on behalf of any or all of the Broin class members. In these lawsuits, each individual flight attendant will be required to prove that he/she has a disease caused by exposure to secondhand smoke in airplane cabins, and that they are legally entitled to recover damages from one or more United States cigarette manufacturers, including RJR Tobacco. As of February 23, 2000, 502 such suits have been served upon RJR Tobacco. One of these cases, however, was voluntarily dismissed on February 8, 2000.

                                  CLASS ACTIONS

      Lawsuits have been brought by individuals purporting to act as representatives of classes of plaintiffs against cigarette manufacturers, including RJR Tobacco, and, in some cases, its parent company, RJR, and others, in state and federal courts across the country during the past six years. Plaintiffs request that the lawsuits be certified as class actions, allowing them to prosecute claims on behalf of a specified class, usually for personal injury or death allegedly resulting from diseases associated with cigarette smoking. The first of these cases was the now-dismissed nationwide Castano class action, which was filed in federal court in Louisiana in March 1994. The Castano case was decertified by the United States Court of Appeals for the Fifth Circuit on May 23, 1996.

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      Trial continues in Engle v. R. J. Reynolds Tobacco Co., Circuit Court,
Dade County, Florida, Case No. 94-08273-CA-20, in which a class consisting of Florida residents or their survivors who claim to have diseases or medical conditions caused by their alleged "addiction" to cigarettes has been certified. The trial is divided into three phases. On July 7, 1999, the jury found against RJR Tobacco and the other cigarette manufacturer defendants in the initial phase, which included common issues related to certain elements of liability, general causation and a potential award of or entitlement to punitive damages. The second phase of the trial, which currently consists of the claims of three of the named class representatives, began on November 1, 1999. In addition, the trial court has ordered that the jury shall determine punitive damages, if any, on a class-wide basis if there is a finding of liability in any of the three cases being tried in phase two. The Company and certain other defendants appealed this order to the Florida Third District Court of Appeal, which left the order intact. On October 29, 1999, RJR Tobacco and certain other defendants filed a petition asking the Florida Supreme Court to review the appropriateness of determining punitive damages on a class-wide basis. On November 3, 1999, the Florida Supreme Court agreed to address the issue and asked for further briefing by the parties. On December 27, 1999, the Florida Supreme Court decided not to review that issue at this time. The third phase will address all other class members' claims in individual trials before separate juries.

      Compensatory damages, if any, would not have to be paid to any plaintiff until the end of his or her trial and the appellate process. As currently structured, punitive damages, if any, will not be awarded to any individual plaintiff until the completion of both the second and third phases of Engle. The Company does not believe it would be necessary to post bond to stay execution of any judgment awarding punitive damages until a judgment is entered awarding punitive damages to an individual plaintiff. However, in a worst case scenario, at the end of the second phase, the court could enter a judgment for punitive damages on behalf of the entire class in an amount not capable of being bonded, resulting in the possible execution of the judgment before it could be reviewed on appeal. The Company believes that the entry of a judgment for punitive damages on behalf of the entire class would be contrary to U.S. and Florida law and will take all appropriate actions to prevent this scenario from occurring.

      Immediately prior to the Fifth Circuit's decision in the Castano case, a nicotine-dependence class action was filed in Indiana state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. In June 1996, defendants removed the case to federal court. Plaintiffs' motion to remand the case to state court was granted. Norton v. RJR Nabisco Holdings Corp., Superior Court, Madison County, Indiana, Case No.48D01-9605-CP-0271.

      In May 1996, a physical injury and nicotine-dependence class action was filed in Maryland state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. The case was removed by defendants to federal court and was subsequently remanded to state court. Richardson v. Philip Morris, Inc., Circuit Court, Baltimore City, Maryland, No. 96145050. On January 28, 1998, the Circuit Court for Baltimore City granted plaintiffs' motion for class certification. The Maryland Court of Appeals is reviewing defendants' petition for a writ of mandamus which seeks reversal of the class certification decision.

      In May 1996, a nicotine-dependence/medical monitoring class action was filed in Louisiana state court against four United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Scott v. American Tobacco Co., Inc., District Court, Parish of Orleans, Louisiana, Docket No. 96-8461. On April 16, 1997, the trial court granted plaintiffs' motion for class certification on behalf of Louisiana residents who require medical monitoring. In the class certification ruling, the court also dismissed the wholesaler defendants from the action. The remaining defendants removed the case to federal court on April 16, 1997. On December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted. In November 1998, an intermediate appellate court affirmed the trial court's certification of the medical monitoring class. In February 1999, the Louisiana Supreme Court declined to hear defendants' appeal of the class certification ruling. A hearing regarding trial plans was held on December 20, 1999. A scheduling order setting a trial date is expected to be entered soon.


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      In June 1996, a nicotine-dependence class action was filed in New York state court against RJR Tobacco, RJR, The Tobacco Institute, and The Council for Tobacco Research. Hoskins v. R. J. Reynolds Tobacco Co., Supreme Court, New York County, New York, Case No. 96110951. Plaintiffs filed similar cases against the other manufacturers on or about the same time. In December 1996, defendants filed motions to dismiss the complaint and to deny class certification. On October 28, 1997, the trial court denied defendants' motions to dismiss and granted plaintiffs' motion for class certification. On July 16, 1998, the New York Supreme Court Appellate Division reversed the class certification decision and dismissed all claims. Plaintiffs appealed the decision. On October 26, 1999, the New York Court of Appeals affirmed the appellate court's decision dismissing the case.

      In June 1996, a physical injury and nicotine-dependence class action was filed in the District of Columbia against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. RJR has been voluntarily dismissed from this case. Reed v. Philip Morris, Inc, Superior Court, District of Columbia, Case No. CA-05070-96. Plaintiffs' motion for class certification was denied on August 18, 1997. Plaintiffs filed an amended complaint on July 17, 1998, and renewed their motion for class certification. The trial court again denied class certification on July 23, 1999.

      In August 1996, a nicotine-dependence class action was filed in Pennsylvania state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, and was subsequently removed to federal court. Barnes (formerly Arch) v. American Tobacco Co., Inc., United States District Court for the Eastern District of Pennsylvania, Case No. 96-5903-CN. On August 22, 1997, Judge Clarence Newcomer granted plaintiffs' motion for class certification for medical monitoring. The class definition was:
"All current residents of Pennsylvania who are cigarette smokers as of December 1, 1996 and who began smoking before age 19 while they were residents of Pennsylvania." Defendants filed a Motion for Summary Judgment on August 25, 1997 based on plaintiffs' claims for medical monitoring. On October 17, 1997 Judge Newcomer granted defendants' motion for summary judgment against each of the six class representatives (five on statute of limitations grounds and one on a medical monitoring issue). Judge Newcomer also decertified the class, finding that plaintiffs' claims of nicotine-dependence and theories of negligence and strict liability raised too many individual issues for class certification. In November 1998, the United States Court of Appeals for the Third Circuit upheld the trial court's decertification of the class and dismissal of the case. In March 1999, plaintiffs filed a petition for writ of certiorari to the United States Supreme Court. On May 17, 1999, the United States Supreme Court refused to hear plaintiffs' appeal.

      In August 1996, a nicotine-dependence class action was filed in Alabama state court, on behalf of Alabama and North Carolina residents, against four United States cigarette manufacturers, including RJR Tobacco. In September 1996, the case was removed to federal court. Lyons v. American Tobacco Co., Inc., United States District Court for the Southern District of Alabama, Southern Division, Case No. 96-0881-BH-S. Plaintiffs' motion to remand the case to state court was denied. There has been no activity in this case since the hearing on May 15, 1998 to consider transfer of the litigation for coordinated or consolidated pretrial proceedings.

      In August 1996, a nicotine-dependence class action was filed in Ohio state court on behalf of Ohio residents against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. This case was subsequently removed to federal court in September 1996. Chamberlain v. American Tobacco Co., Inc., United States District Court for the Northern District of Ohio, Case No. 1:96CV2005. Plaintiffs' motion to remand the case to state court was denied. Plaintiffs' motion for class certification was denied. Afterward, defendants filed a motion to dismiss the individual complaints, which was granted on November 22, 1999, with the exception of fraud claims.

      In September 1996, a nicotine-dependence class action was filed in Minnesota state court against four United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. The case was removed by defendants to federal court in September 1996. Plaintiffs' motion to remand the case to state court was denied. Thompson (formerly Masepohl) v. American Tobacco Co., Inc., United States District Court for the District of Minnesota, Third Division, Case No. CV3-6-888. On November 22, 1999, plaintiffs' motion for class certification was denied by the trial court.

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      In September 1996, a class action was filed in Tennessee state court against four United States cigarette manufacturers, including RJR Tobacco, on behalf of all individuals and entities in the United States who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. This case was removed by defendants to federal court. Plaintiffs' motion to remand the case to state court was granted. Perry v. Philip Morris, Inc., Circuit Court, Coffee County, Tennessee, Case No. 27,960. Defendants have asked the court to defer ruling on their pending motion to dismiss until the Tennessee Court of Appeals rules in a related case - Steamfitters Local Union No. 614.

      In October 1996, a nicotine-dependence class action was filed in New Mexico state court against four United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. RJR has been dismissed from this case. Connor v. American Tobacco Co., Inc., District Court, Bernalillo County, New Mexico, Case No. CV-96-9422. A hearing was held on January 24, 2000, on defendants' motion to consolidate this case with the Jimenez case, also pending in this court.

      In October 1996, a nicotine-dependence class action was filed in federal court in Puerto Rico against four United States cigarette manufacturers, including RJR Tobacco. Ruiz v. American Tobacco Co., Inc., United States District Court for the District of Puerto Rico, Civil Action No. 96-2300. Plaintiffs' motion for class certification was denied on March 17, 1998. This case was dismissed and judgment entered in favor of defendants on January 19, 2000.

      In November 1996, a nicotine-dependence class action was filed in federal court in Arkansas against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Hansen (formerly McGinty) v. American Tobacco Co., Inc., United States District Court for the Eastern District of Arkansas, Western Division, Case No. LRC 96-881. Plaintiffs' motion for class certification was denied July 21, 1999. Plaintiffs appealed this ruling to the United States Court of Appeals for the Eighth Circuit, which denied plaintiffs' request to appeal. On December 15, 1999, defendants filed their motion to sever the individual cases which is currently pending before the trial court.

      In January 1997, a nicotine-dependence class action was filed in West Virginia state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Despite the fact that RJR Tobacco and RJR had not been served, they joined with other defendants in removing the case to federal court in February 1997. Blankenship (formerly McCune) v. American Tobacco Co., Inc., Circuit Court, Kanawha County, West Virginia, Case No. 2:97-0204. Plaintiffs' motion to remand the case was granted on January 30, 1998. The West Virginia Supreme Court transferred all tobacco cases, including Blankenship, to Judge Recht in Wheeling, West Virginia. Judge Recht has set a class certification hearing for July 17, 2000, and a tentative trial date of October 2, 2000.

      In February 1997, a nicotine-dependence class action was filed in Hawaii state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Peterson v. American Tobacco Co., Inc., Circuit Court, Hawaii, Case No. 97-0490-02. Defendants removed this case in March 1997. Plaintiffs' motion to remand this action back to state court was granted on October 6, 1999. On December 29, 1999, the court granted a motion to designate the case as complex.

      In February 1997, a nicotine-dependence class action was filed in Kansas state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. This case was removed to federal court in March 1997. Emig v. American Tobacco Co., Inc., United States District Court for the District of Kansas, Case No. 97-1121. In December 1998, the court denied plaintiffs' motion for class certification. This case was voluntarily dismissed on March 9, 1999.


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      In February 1997, a physical injury class action was filed in federal court in Oklahoma against United States cigarette manufacturers, including RJR Tobacco. Walls v. American Tobacco Co., Inc., United States District Court for the Northern District of Oklahoma, Case No.97-CV-218-H. On December 9, 1998, the federal court refused to certify for class treatment a number of claims, and certified five questions of Oklahoma state law to the Oklahoma Supreme Court. The Supreme Court of the State of Oklahoma has not yet issued its opinion regarding the certified questions of law.

      In March 1997, a physical injury class action was filed in state court in West Virginia against United States cigarette manufacturers, including RJR Tobacco. Defendants removed this case to federal court in April 1997. Plaintiff filed a First Amended Complaint on September 26 1997, dropping plaintiff Ima Jean Ingle. On March 2, 1998, the case was remanded to state court. Muncy (formerly Ingle and formerly Woods) v. Philip Morris, Inc., Circuit Court, McDowell County, West Virginia, Case No. 1:97-0336. The West Virginia Supreme Court transferred all tobacco cases, including Muncy, to Judge Recht in Wheeling, West Virginia.

      In March 1997, a nicotine-dependence class action was filed in state court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR (added via amended complaint). Defendants removed the case to federal court on March 21, 1997. Plaintiffs filed, but withdrew, a motion for remand. Selcer v. R. J. Reynolds Tobacco Co., United States District Court for the District of Nevada, Case No. CVS-97-00334 PMP. On June 1, 1999, the court entered an order certifying certain issues to the Nevada Supreme Court and staying all motions for class certification pending a ruling by the Supreme Court of Nevada on the issues certified. The parties are awaiting oral argument before the Supreme Court of Nevada.

      In April 1997, a physical injury class action was filed in Wisconsin state court against United States cigarette manufacturers, including RJR Tobacco. Defendants removed the case to federal court in May 1997. Plaintiffs' motion to remand the case to the Circuit Court for Rock County was granted August 27, 1997. Defendants removed the case on diversity grounds on April 17, 1998, and plaintiffs' motion for remand was denied on June 10, 1998. Insolia v. Philip Morris, Inc., United States District Court for the Western District of Wisconsin, Case No. 97-CV-230J. In December 1998, the court denied plaintiffs' motion for class certification, and summary judgment was granted on all claims but one. Plaintiffs dismissed the sole remaining claim and appealed to the United States Court of Appeals for the Seventh Circuit. Oral argument was heard on January 19, 2000.

      In April 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Cosentino v. Philip Morris, Inc., Superior Court, Middlesex County, New Jersey, Case No. L-5135-97. This case was consolidated for class certification purposes with Kirstein, Lippincott, Piscitello, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which the court denied on April 12, 1999. On July 15, 1999, the judge entered an order requiring plaintiffs to file amended and severed complaints within 45 days or the case would be dismissed. Plaintiffs Cosentino and Lanterman did file amended individual complaints.

      In May 1997, a physical injury class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco and others. Cole v. The Tobacco Institute, United States District Court for the Eastern District of Texas, Case No. 1:97-CV-0256. This case is stayed pending final disposition in another smoking and health related lawsuit - Sanchez v. Liggett & Myers, Inc.


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      In May 1997, a physical injury class action was filed in the state court in New York against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Geiger v. American Tobacco Co., Inc., Supreme Court, Queens County, New York, Case No. 010687. In July 1997, the court certified an interim class of all New York smokers with lung and/or throat cancer and their survivors. On July 6, 1998, the New York Appellate Division (Second Department) reversed the trial court's class certification order and remanded the case for discovery and a hearing on class certification. On June 23, 1999, the trial court denied class certification. On October 15, 1999, plaintiffs appealed the court's decision denying class certification.
Plaintiffs have six months to perfect the appeal by filing a brief.

      In May 1997, a nicotine-dependence class action was filed in state court in Tennessee against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed this case to the federal court in June 1997. Anderson v. American Tobacco Co., Inc., United States District Court for the Eastern District of Tennessee, Case No. 3:97-CV-1441. Plaintiffs' motion to remand was denied. The case has been stayed since January 29, 1998.

      In May 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Kirstein (formerly Enright) v. American Tobacco Co., Inc., Superior Court, Camden County, New Jersey, Case No. 699. On October 14, 1997, the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Lippincott, Piscitello, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal the Superior Court's ruling on February 26, 1999. This motion was denied on April 12, 1999. On September 15, 1999, the parties stipulated to a dismissal of this action.

      In May 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Tepper v. Philip Morris, Inc., Superior Court, Bergen County, New Jersey, Case No. L-4983-97-E. On October 14, 1997, the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Kirstein, Lippincott, and Piscitello. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which the court denied on April 12, 1999. On July 15, 1999, the court ordered that plaintiffs file amended and severed individual complaints within 45 days of this order. Matthew Tepper and his son, Scott, remained plaintiffs under this original docket number. Four of the original plaintiffs were severed, and two of these - Bruce Shortino and Patricia Watkins - filed individual amended complaints against tobacco manufacturing defendants other than RJR Tobacco.

      In May 1997, a physical injury class action was filed in federal court in Illinois against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Clay v. American Tobacco Co., Inc., Case No. 97-4167-JPG. The court entered an order voluntarily dismissing this case on August 9, 1999.

      In May 1997, a physical injury class action was filed in Michigan state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Taylor v. American Tobacco Co., Inc., Circuit Court, Wayne County, Michigan, Case No. 97-715975. On January 10, 2000, the trial court denied certification of the class.

      In June 1997, a physical injury/nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Lippincott v. American Tobacco Co., Inc., Superior Court, Camden County, New Jersey, Case No. L-4702-97. On October 14, 1997 the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Kirstein, Piscitello, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which was denied on April 12, 1999. On July 15, 1999, the court ordered that plaintiffs file amended and severed individual complaints within 45 days of this order. On September 15, 1999, the parties stipulated to a dismissal of this action.

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      In June 1997, a physical injury class action was filed in state court in
Iowa against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. The case was removed to federal court. Brammer v. R. J. Reynolds Tobacco Co., United States District Court for the Southern District of Iowa, Case No. 4-97-CV-10461. There was very little activity in this case in 1999, other than parent companies being dismissed from the lawsuit.

      In June 1997, a physical injury class action including those who desire to participate in smoking cessation programs was filed in state court in California against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Brown v. American Tobacco Co., Inc., Superior Court, San Diego County, California, Case No. 711400. A hearing on class certification is scheduled for March 23, 2000.

      In July 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Piscitello v. Philip Morris, Inc., Superior Court, Middlesex County, New Jersey, Case No. MID-L-7378-97. On October 14, 1997, the case was consolidated for class certification purposes with Cosentino, Kirstein, Lippincott, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which was denied on April 12, 1999. On July 15, 1999, the court ordered that plaintiffs file amended and severed individual complaints within 45 days of this order. On October 27, 1999, the parties stipulated to a dismissal of this action.

      In July 1997, a physical injury class action was filed in state court in Illinois against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court in December 1997. Denberg (formerly Daley) v. American Brands, Inc., United States District Court for the Northern District of Illinois, Case No. 97L07963. Class certification discovery is beginning in this case.

      In September 1997, an ETS class action was filed in federal court in New York on behalf of federal prisoners against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Nwanze v Philip Morris Cos., Inc., United States District Court for the Southern District of New York, Case No.
97-CIV-7344.  RJR Tobacco has not been effectively served.

      In September 1997, a physical injury/nicotine-dependence class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco. Bush v. Philip Morris, Inc., United States District Court for the Eastern District of Texas, Case No. 597CV180. An order granting the parties' joint motion for a stay is in effect.

      In October 1997, a physical injury class action was filed in federal court in Tennessee against United States cigarette manufacturers, including RJR Tobacco. Newborn v. Brown & Williamson Tobacco Corp., United States District Court for the Western District of Tennessee, Case No. 97-2938. On September 23, 1999, the court entered its judgment dismissing this case with prejudice.

      In October 1997, an ETS class action on behalf of casino workers was filed in federal court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Badillo v. American Tobacco Co., Inc., United States District Court for the District of Nevada, Case No. CV-N-97-00573-DWH. On June 1, 1999, the Court entered an order certifying issues to the Nevada Supreme Court, and staying all motions for class certification pending a ruling by the Supreme Court of Nevada on the issues certified. The parties are awaiting oral argument before the Supreme Court of Nevada.

      In November 1997, a physical injury class action was filed in federal court in South Carolina against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Aksamit v. Brown & Williamson Tobacco Corp., United States District Court for the District of South Carolina, Case No. 6-97-3636-21. The hearing on class certification is scheduled for May 2000.

      In November 1997, an ETS class action was filed in state court in Louisiana. Defendants removed this case to the United States District Court for the Eastern District of Louisiana on December 12, 1997. Young v. American Tobacco Co., Inc., Circuit Court, Orleans Parish, Louisiana, Case No. 97-19984. The case was remanded to state court on February 2, 1998. The parties are negotiating on a proposed case management order to submit to the court.

      In December 1997, a medicare payment recoupment class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco. Mason v. American Tobacco Co., Inc., United States District Court for the Northern District of Texas, Case No. 7-97CV-293-X. There has been little activity in this case since the September 19, 1999 order allowing plaintiffs to voluntarily dismiss the claim in their complaint for relief under the Medical Care Recovery Act.

      In December 1997, an ETS class action was filed in federal court in Nevada against cigarette manufacturers, including RJR Tobacco. Dienno v. Liggett Group, Inc., United States District Court for the District of Nevada, Case No. CV-S-98-489-DWH (RLH) In December 1998, this case was consolidated with the Badillo case. On June 1, 1999, the Court entered an order certifying issues to the Nevada Supreme Court, and staying all motions for class certification pending a ruling by the Supreme Court of Nevada on the issues certified. The parties are awaiting oral argument before the Supreme Court of Nevada.

      In February 1998, a class action was filed in federal court in Utah against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Jackson v. Philip Morris, Inc., United States District Court for the District of Utah, Case No. 2:98CV00178B. The motions to dismiss of RJR, The Tobacco Institute, B.A.T. Industries, British American, Batus Holdings, Loews and American Brands were heard on January 27, 2000.

      In February 1998, a physical injury class action was filed against asbestos manufacturers, cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Parsons v. A C & S, Inc., Circuit Court, Kanawha County, West Virginia, Case No. 98-C-388. This case has been stayed pending a final resolution of the motion to refer tobacco litigation to the Mass Litigation Panel. On February 21, 2000, a pretrial hearing was held.

      In March 1998, an unfair trade practices class action was filed against RJR Tobacco, and its parent company, RJR, in state court in Pennsylvania, alleging that the labels "light" and "ultralight" on certain of RJR Tobacco's cigarettes are misleading. Oliver v. R. J. Reynolds Tobacco Co., Court of Common Pleas, Philadelphia County, Pennsylvania, Case No. 000268. Class certification discovery is underway, and a class certification hearing is scheduled for June 20, 2000.

      In April 1998, an ETS class action on behalf of casino workers was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Avallone v. American Tobacco Co., Inc., Superior Court, Middlesex County, New Jersey, Case No. MID-L-488398. On April 13, 2000, the trial court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for reconsideration of the court's class certification decision on May 10, 1999. On December 2, 1999, the court denied plaintiffs' motion for reconsideration.

      In April 1998, a nicotine-dependence class action was filed in state court in California against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Daniels v. Philip Morris Cos, Inc., Superior Court, San Diego County, California, Case No. 719446. The hearing on plaintiffs' motion for class certification is scheduled for March 30, 2000.

      In April 1998, an ETS class action was filed in state court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court on May 20, 1998. Christensen v. Philip Morris Cos., Inc., United States District Court for the District of Nevada, Case No. CV-S-98-00717-LDG (RLH). Defendants have never been properly served. On June 1, 1999, the court entered an order certifying issues to the Nevada Supreme Court and staying all motions for class certification pending ruling by the Supreme Court of Nevada on the issues certified. The parties are awaiting oral argument before the Supreme Court of Nevada.

      In June 1998, a class action claiming fraud was filed against United States cigarette manufacturers, including RJR Tobacco, and others. Cleary v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, Case No. 98L06427. On February 3, 1999, the court denied defendants' motion to dismiss. On January 19, 2000, plaintiffs filed an amended complaint. A status conference is scheduled for March 22, 2000.

      In July 1998, a nicotine-dependence and physical injury class action was filed in state court in North Carolina against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Creekmore v. Brown & Williamson Tobacco Corp., Superior Court, Buncombe County, North Carolina, Case No. 98 CV 03403. On April 22, 1999, plaintiffs filed an amended complaint. A stipulation of voluntary dismissal was filed May 11, 1999, that dismissed RJR and several others. Currently pending before the court is a joint motion, filed July 6, 1999, to recommend exceptional case designation -- the case would be assigned to one judge appointed by the Chief Justice of the North Carolina Supreme Court.

      In August 1998, a physical injury class action was filed in state court in New Mexico against United States cigarette manufacturers, including RJR Tobacco. Jimenez v. Brown & Williamson Tobacco Corp., District Court, Bernalillo County, New Mexico, Case No. CV-98 08035. On January 21, 2000, the court heard oral argument on defendants' motion to consolidate this case with the Connor case (discussed above) and motion to strike peremptory challenge.

      In September 1998, a deceptive trade practices class action was filed against RJR Tobacco for the marketing of lights and ultralights cigarettes. Moree v. R. J. Reynolds Tobacco Co., United States District Court for the Eastern District of Texas, Case No. 1:98CV1833. This case was voluntarily dismissed by order dated June 2, 1999.

      In October 1998, a medical monitoring class action was filed in state court in Pennsylvania against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court on November 16, 1998. Sweeney v. American Tobacco Co., Inc., Court of Commons Pleas, Allegheny County, Pennsylvania, Case No. GD98-16226. This case was remanded to state court on April 28, 1999.

      In October 1998, a civil rights class action was filed in federal court in Pennsylvania alleging that United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, engaged in "discriminatory targeting of tobacco products sales to Black Americans." Brown v. Philip Morris, Inc., United States District Court for the Eastern District of Pennsylvania, Case No. 98-5518. On September 21, 1999, the court granted defendants' motion to dismiss. This case is currently on appeal to the United States Court of Appeals for the Third Circuit.

      In October 1998, a class action was filed in state court in New Jersey against RJR Tobacco and RJR on behalf of New Jersey residents who purchased and smoked RJR Tobacco's light or ultralight cigarettes on or after March 3, 1992. Trombino v. R. J. Reynolds Tobacco Co., Superior Court, Middlesex County, New Jersey, Case No. L-11263-98. RJR Tobacco filed its answer to plaintiffs' first amended complaint on October 1, 1999.

      In November 1998, a nicotine dependence/physical injury class action was filed on behalf of all California smokers in state court in California against the State of California and other public entities, as well as against United States cigarette manufacturers, including RJR Tobacco. Smokers for Fairness v. California, Superior Court, Los Angeles County, California, Case No. BC 198123. On June 10, 1999, the court granted plaintiffs' request for dismissal.

      In December 1998, a nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJR Tobacco. On January 20, 1999, the case was removed to federal court. Gatlin v. American Tobacco Co., Inc., United States District Court for the Eastern District of Missouri, Case No. 982-10021, Division 1. The parties stipulated to a dismissal of this action on February 8, 2000.

      In December 1998, a nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Jones v. American Tobacco Co., Inc., Circuit Court, Jackson County, Missouri, Case No. 98-CV-30687. This case was removed to federal court on February 12, 1999. On February 17, 1999, the court remanded the case to state court. Plaintiffs have attempted to effectuate service by mail. Defendants, however, have declined to accept service because service by mail is not sufficient pursuant to Missouri law.

      In April 1999, a class action was filed in New York against United States cigarette manufacturers, including RJR Tobacco. Simon (formerly Sturgeon) v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 99 1988. A class certification hearing is scheduled for June 12, 2000.

      In April 1999, a class action was filed in Alabama on behalf of all minors in the States of Alabama who smoke, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Julian v. Philip Morris Cos., Inc., Circuit Court, Montgomery County, Alabama, Case No. CV-1999-1245-GR. Defendants removed this case to federal court on May 19, 1999. Plaintiffs filed their motion to remand the case on June 17, 1999, which the court granted on August 26, 1999. The case has been inactive since the court's remand ruling in August.

      In March 1999, a class action was filed in Massachusetts on behalf of all persons having a history of smoking cigarettes which were purchased in Massachusetts, against United States cigarette manufacturers, including RJR Tobacco. Tobacco Consumers' Group Number 3 v. R. J. Reynolds Tobacco Co., United States District Court for the District of Massachusetts, Boston, Case No. 99-CV-10950-GAO. Defendants removed this case to federal court on April 16, 1999.

      In November 1999, a class action was filed in Ohio on behalf of Salem Lights smokers who do not have a claim for personal injury from smoking, against RJR Tobacco, and its parent company, RJR. Nichols v. R. J. Reynolds Tobacco Co., United States District Court for the Northern District of Ohio, Case No. CV 99 11 4539. Defendants removed this case to federal court on December 10, 1999. Plaintiffs filed a motion to remand on January 25, 2000. RJR Tobacco files its opposition to remand on February 11, 2000.

                           WHOLESALER ANTITRUST CASES

      Plaintiffs in these lawsuits are tobacco wholesalers who are suing United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, alleging that cigarette manufacturers combined and conspired to set the price of cigarettes, in violation of antitrust statutes and various state unfair business practices statutes, as a result of which plaintiffs suffered economic injury. In all cases, plaintiffs are asking the court to certify the lawsuits as class actions, and to allow the respective plaintiffs to pursue the lawsuits as representatives of other persons in the United States, and throughout the world, that purchased cigarettes directly from one or more of the defendants.

      A.D. Bedell Wholesale Co., Inc. v. Philip Morris, Inc., United States District Court for the Western District of Pennsylvania, Case No. 99-558, was filed in April 1999. Defendants' joint motion to dismiss the complaint remains pending before the court.

      Buffalo Tobacco Products v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 1:00CV00224, was filed on February 8, 2000.

      Serrone v. Philip Morris Cos., Inc, Circuit Court, Wayne County, Michigan, Case No. 00-004035 CZ, was filed on February 8, 2000.

      Lennon v. Philip Morris Cos., Inc., Supreme Court, New York County, New York, Case No. 102396, was filed on February 9, 2000.

      Munoz v. R. J. Reynolds Tobacco Co., Superior Court, San Francisco County, California, Case No. 309834, was filed on February 9, 2000.

      Romero v. Philip Morris Cos., Inc., District Court, Rio Arriba County, New Mexico, Case No. D0117CV200000462, was filed on February 9, 2000.

      Withers v. Philip Morris Cos., Inc., Circuit Court, Jefferson County, Tennessee, Case No. 17,194-I, was filed on February 9, 2000.

      Quickle v. Philip Morris Cos., Inc., Circuit Court, Brooke County, West Virginia, Case No. 00-C-28-RI, was filed on February 12, 2000.

      Ludke v. Philip Morris Cos., Inc., District Court, Hennepin County, Minnesota, Case No. MC-00-1954, was filed on February 14, 2000.

      Faherty v. Philip Morris Cos., Inc., Superior Court, Cumberland County, Maine, Case No. CV00-117, was filed on February 16, 2000.

      Shafer v. Philip Morris Cos., Inc., District Court, Morton County, North Dakota, Case No. 00-C-1107, was filed on February 16, 2000.

      Vetter v. Philip Morris Cos., Inc., Circuit Court, Hughes County, South Dakota, Case No. 0056, was filed on February 16, 2000.

                              TOBACCO GROWERS' CASE

      DeLoach v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 1:00CV00294, was filed on February 16, 2000. The class action complaint was filed on behalf of an estimated 520,000 tobacco growers and quota holders in the United States. The complaint alleges that the major tobacco companies conspired among themselves, and with fourteen attorneys general and one individual, to subvert and undermine the longstanding regulatory system administered by the U.S. Department of Agriculture, pursuant to federal statutes and regulations governing the production and sale of cigarette tobacco in the United States. The suit asserts claims for violation of Section 2 of the Sherman Antitrust Act, breach of fiduciary duty, and fraud. The plaintiffs seek damages, including treble damages under the antitrust statute, totaling $69 billion.

                      HEALTH CARE COST RECOVERY LITIGATION

      In certain of the 65 pending proceedings, various local government entities and others seek reimbursement for health care expenditures allegedly caused by tobacco products. The claims asserted in these health care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

      Each plaintiff seeks reimbursement of health care costs. Other relief sought by some, but not all, plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

      The defendants, including RJR Tobacco, raise a variety of defense, including: failure to state a valid claim, lack of benefit; adequate remedy at law; "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes); lack of antitrust injury; federal preemption; and lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a governmental entity benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

      Defendants also argue that all of these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health care recipient and should be subject to all defenses available against the allegedly injured party.

      The following cases are health care cost recovery suits filed against RJR Tobacco, and, in some cases, its parent company, RJR, that were active in 1999. These cases have been further broken down as to the type of plaintiff involved.

                              STATE OR COMMONWEALTH
                            HEALTH CARE COST RECOVERY

      On November 23, 1998, major tobacco manufacturers entered into a Master Settlement Agreement with attorneys general representing 46 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas (collectively referred to as the "settling states"). The MSA resolves the various health care cost recovery actions brought by the states/commonwealths/territories, and their various political subdivisions, and contains releases of certain additional present and future claims.

      The MSA became final on November 12, 1999 when over 80% of the settling states approved the MSA. As of February 23, 2000, 46 settling states had approved the MSA.

                                    TERRITORY
                            HEALTH CARE COST RECOVERY

      The Republic of the Marshall Islands v. American Tobacco Co., Inc., High Court, Marshall Islands, Case No. 1997-261, was filed in October 1997. On January 7, 2000, plaintiff filed a second amended complaint. Discovery is ongoing, and trial has been scheduled for October 1, 2000.

                                   CITY/COUNTY
                            HEALTH CARE COST RECOVERY

      Claims similar to those advanced in the state attorneys general actions have also been asserted by cities and/or counties in separate actions. In addition to the variety of substantive defenses described above, it is the industry's position that recovery in any such actions (if any) should be subject to the offset provisions of the MSA, and therefore, beyond the potential cost of defending these actions through trial, there should be no additional financial exposure as a result of these cases.

      Certain of the city/county cases have been dismissed in light of the approval in the relevant jurisdictions of the MSA. Others, however, were active during 1999, and remain pending to date.

      San Francisco v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C-96-2090 DLJ, was filed in June 1996. On February 2, 2000, the parties stipulated to a dismissal of this lawsuit.

      California v. Philip Morris, Inc., Superior Court, San Francisco County, Case No. 980864, was filed in September 1996. On June 10, 1999, plaintiffs' request for dismissal was accepted by the court.

      Davis v. R. J. Reynolds Tobacco Co., Superior Court, San Diego County, California, Case No. 00706458, was filed in July 1996. On February 25, 1999, plaintiffs voluntarily dismissed certain defendants, including RJR Tobacco.

      City of New York v. The Tobacco Institute, Supreme Court, New York County, New York, Case No. 406225/96, was filed in October 1996. In January 1999, the court ruled that the pending motions in this case, including motions to dismiss, were "moot" as this case has been settled as part of the MSA.

      County of Erie v. The Tobacco Institute, Supreme Court, Erie County, New York, Case No. I 1997/359, was filed in January 1997. In February 1999, the court stayed this action until decision of Erie County's appeal of the New York trial court's approval of the MSA or until further order of the court. On January 5, 2000, the parties filed a stipulation discontinuing this action.

      County of Cook v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, Case No. 97-L-4550, was filed in April 1997. On December 10, 1999, certain defendants filed a motion for summary judgment, which is currently pending before the court.

      City of Birmingham v. American Tobacco Co., Inc., United States District Court for the Northern District of Alabama, Case No. CV-97-P-1449-W, was filed in May 1997. The parties stipulated to a dismissal that was granted by the court on October 26, 1999.

      City of St. Louis v. American Tobacco Co., Inc., United States District Court for the Eastern District of Missouri, Case No. 4:98CV02087ERW, was filed in November 1998. The parties are currently awaiting the court's ruling on certain defendants' motion to dismiss the first amended petition which was filed on December 16, 1999.

      St. Louis County v. American Tobacco Co., Inc., United States District Court for the Eastern District of Missouri, Case No. 4:98CV02104ERW, was filed in November 1998. Defendants have until February 17, 2000 to file answer or other response to plaintiffs' complaint.

      County of Allegheny v. American Tobacco Co., Inc., United States District Court for the Western District of Pennsylvania, Case No. 99-365, was filed in March 1999. Plaintiffs voluntarily dismissed this case on May 14, 1999.

      County of Wayne v. Philip Morris, Inc., United States District Court for the Eastern District of Michigan, Case No. 99-936252-NZ, was filed in December 1999. Defendants removed the case to federal court on December 22, 1999. RJR Tobacco filed its answer to the complaint on December 23, 1999.

                                     UNIONS
                            HEALTH CARE COST RECOVERY

      Lawsuits have been brought by union trust funds against cigarette manufacturers, including RJR Tobacco and others (RJR in some cases), in state and federal courts across the country in the past three years. The funds seek recovery on an aggregate basis for their payment of medical expenses of their "participants" - unionized employees and their dependents -- allegedly injured by cigarettes. The complaints in these cases are substantially identical, and more than 30 of the cases purport to be class actions on behalf of all union funds in a particular state.

      Stationary Engineers Local 393 Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C-97-1519-MMC, was filed in April 1997. On April 30, 1998, defendants' motion to dismiss was granted in part and denied. Plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit. On February 15, 2000, an agreement was reached to dismiss the case for a waiver of costs. A stipulation of dismissal reflecting this agreement is to be filed with the court.

      Northwest Laborers-Employers Health & Security Trust Fund v. Philip Morris, Inc., United States District Court for the Western District of Washington, Case No. C97-849-WD, was filed in May 1997. In December 1998, the court denied defendants' motion for judgment on the pleadings. On December 17, 1999, the court granted the parties' joint motion for preliminary approval of agreement to dismiss upon certain conditions. A hearing on the final approval of the preliminary approval order and notice to the class of dismissal was held on February 1, 2000, at which time the court granted plaintiffs' motion to dismiss their appeal to the United States Court of Appeals for the Ninth Circuit.

      Iron Workers Union Insurance Fund v. Philip Morris, Inc. United States District Court for the Northern District of Ohio, Case No. 1:97 CV 144, was filed in May 1997. In October 1998, the trial court granted plaintiffs' motion for certification of a class consisting of all Ohio labor health and welfare funds. In February 1999, the United States Court of Appeals for the Sixth Circuit declined to review the trial court's certification of the class. The trial of this case began on February 22, 1999. On March 18, 1999, a verdict was returned in favor of defendants on all counts. On May 11, 1999, plaintiffs moved the court for a new trial. However, on October 4, 1999, the parties consented to, and the court granted, a voluntary dismissal.

      Laborers District Council Health and Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Western District of Kentucky, Case No. 3:97CV-394-H, was filed in June 1997. On October 6, 1999, a consent order of dismissal was entered by the court.

      Massachusetts Laborers Health and Welfare Fund v. Philip Morris, Inc., United States District Court for the District Court of Massachusetts, Case No. 97-11552-GAO, was filed in June 1997. On October 5, 1999, plaintiffs filed a first amended complaint. Defendants have obtained from plaintiff's counsel an open-ended extension of time within which to file their answers.

      Hawaii Health & Welfare Fund for Operating Engineers v. Philip Morris, Inc., United States District Court for the District of Hawaii, Case No. 97-00833, was filed in June 1997. In January 1999, the court granted defendants' motion to dismiss based on the remoteness doctrine. Plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit. On February 15, 2000, an agreement was reached to dismiss the case for a waiver of costs. A stipulation of dismissal reflecting this agreement is to be filed with court.

      United Federation of Teachers Welfare Fund v. Philip Morris, Inc., United States District Court for the Southern District of New York, Case No.97CIV4676, was filed in June 1997. On March 25, 1999, the federal district court granted in part, and dismissed in part, plaintiffs' complaint. Plaintiffs appealed this ruling to the United States Court of Appeals for the Second Circuit, who, on April 9, 1999, reversed the district court's ruling, and ordered the district court to dismiss plaintiffs' complaint. On April 23, 1999, plaintiffs petitioned the Second Circuit for a panel rehearing. On July 30, 1999, plaintiffs requested a pre-motion conference for leave to file a second amended complaint in the federal district court, which the Second Circuit denied. On August 18, 1999, the Second Circuit remanded the case back to the federal district court with directions to dismiss plaintiffs' complaint. On November 4, 1999, plaintiffs filed a petition for certiorari to the U.S. Supreme Court, which was denied on January 10, 2000.

      Laborers Local 17 Health & Benefit Fund v. Philip Morris, Inc., United States District Court for the Southern District of New York, Case Number 97CIV4550, was filed in June 1997. On March 25, 1999, the federal district court granted in part, and dismissed in part, plaintiffs' complaint. Plaintiffs appealed this ruling to the United States Court of Appeals for the Second Circuit, which, on April 9, 1999, reversed the district court's ruling, and ordered the district court to dismiss plaintiffs' complaint. On April 23, 1999, plaintiffs petitioned the Second Circuit for a panel rehearing. On July 30, 1999, plaintiffs requested a pre-motion conference for leave to file a second amended complaint in the federal district court, which the Second Circuit denied. On August 18, 1999, the Second Circuit remanded the case back to the federal district court with directions to dismiss plaintiffs' complaint. On November 4, 1999, plaintiffs filed a petition for certiorari to the U.S. Supreme Court, which was denied on January 10, 2000.

      Oregon Laborers-Employers Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Oregon, Case No. 9706-04707, was filed in June 1997. Plaintiffs filed a motion for class certification. On August 3, 1998, the federal district court granted defendants' motion for judgment on the pleadings. On July 14, 1999, the Ninth Circuit Court of Appeals affirmed the district court's dismissal. Plaintiffs filed a petition for certiorari to the United States Supreme Court on October 12, 1999. On January 10, 2000, the United States Supreme Court denied the petition.

      Laborers and Operating Engineers Utility Agreement Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Arizona, Case No. 97-1406-PHXSMM, was filed in June 1997. In February 17 1999, the court granted defendants' motion to dismiss the first amended complaint. Plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit. On February 15, 2000, an agreement was reached to dismiss the case for a waiver of costs. A stipulation of dismissal reflecting this agreement is to be filed with court.

      Central Laborers Welfare Fund v. Philip Morris, Inc., United States District Court for Southern District of Illinois, Case No. 97-568-WDS, was filed in June 1997. Currently pending before the court are defendants' motion to dismiss, and motion to transfer venue.

      Ark-La-Miss Laborers Welfare Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Louisiana, Case No. 97-1944, was filed in June 1997. On March 31, 1999, this court ordered this case stayed, and administratively closed, pending a decision by the United States Court of Appeals for the Fifth Circuit in the Texas Carpenters case. On January 19, 2000, the Fifth Circuit affirmed the trial court's dismissal of the Texas Carpenters case.

      International Operating Engineers Local 132 (formerly West Virginia Laborers Pension Fund) v. Philip Morris, Inc., United States District Court for the Southern District of West Virginia, Case No. 3:97-0708, was filed in July 1997. On June 29, 1999, the court entered an order dismissing this action.

      Eastern States Health & Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/603869, was filed in July 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Rhode Island Laborers Health & Welfare Fund v. American Tobacco Co., Inc., United States District Court for the District of Rhode Island, Case No. 97-500L, was filed in July 1997. Discovery is ongoing.

      Connecticut Pipe Trades Health Fund v. Philip Morris, Inc., United States District Court for the District of Connecticut, Case No. 397CV01305 (JBA), was filed in July 1997. On November 22, 1999, the parties' joint stipulation of dismissal was approved by the court.

      Asbestos Workers Local 53 Health and Welfare Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Louisiana, Case No. 97-2570, was filed in August 1997. On March 31, 1999, this court ordered this case stayed, and administratively closed, pending a decision by the United States Court of Appeals for the Fifth Circuit in the Texas Carpenters case. On January 19, 2000, the Fifth Circuit affirmed the trial court's dismissal of the Texas Carpenters case.

      Teamsters No. 142 Health and Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Northern District of Indiana, Case No. 3:97CV00667RM, was filed in September 1997. The court listed this case "as being in a state of `suspended animation' and the defendants are not required to take any action at this time." Plaintiffs' counsel will contact the court if and when he wishes to activate this case.

      Puerto Rican ILGWU Health & Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/604785, was filed in September 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Arkansas Carpenters Health & Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Arkansas, Case No. LR-C-97-0754, was filed in September 1997. On September 28, 1999, the court granted defendants' motions to dismiss On October 22, 1999, plaintiffs appealed this ruling to the United States Court of Appeals for the Eighth Circuit. On November 19, 1999, plaintiffs-appellants' filed a motion to dismiss their appeal which was granted, and entered by the appellate court on November 22, 1999, and by the trial court on December 2, 1999.

      Central States Joint Board Health and Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Northern District of Illinois, Case No. 97C8114, was filed in October 1997. On December 1, 1998, the federal court granted defendants' motion to dismiss. On November 15, 1999, the U.S. Court of Appeals for the Seventh Circuit affirmed the trial court's ruling.

      Texas Carpenters Health Benefit Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Texas, Case No. 97-CV-0625, was filed in October 1997. On January 19, 2000, the United States Court of Appeals for the Fifth Circuit affirmed the trial court's August 31, 1998 order granting defendants' motion to dismiss the complaint.

      International Brotherhood of Teamsters Local 734 Health and Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Northern District of Illinois, Case No. 97C8113, was filed in October 1997. On December 1, 1998, the federal court granted defendants' motion to dismiss. On November 15, 1999, the U.S. Court of Appeals for the Seventh Circuit affirmed the trial court's ruling.

      New Mexico and West Texas Multi-Craft Health & Welfare Fund v. Philip Morris, Inc., District Court, Bernalillo County, New Mexico, Case No. CV-97-0009118, was filed in October 1997. In December 1998, the court dismissed the case with prejudice noting that the "remoteness doctrine was the principle catalyst for this decision."

      IBEW Local 25 Health & Welfare Benefit Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122255, was filed in November 1997. On August 28, 1998, defendants filed their motion to dismiss, which the court granted in part, and denied in part. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      IBEW Local 363 Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122254, was filed in November 1997. On August 28, 1998, defendants filed their motion to dismiss, which the court granted in part and denied in part. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122258, was filed in November 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Local 840, International Brotherhood of Teamsters Health & Insurance Fund
v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122256, was filed in November 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Local 138, 138A, and 138B International Union of Operating Engineers Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122257, was filed in November 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      United Food & Commercial Workers Union v. Philip Morris, Inc., United States District Court for the Northern District of Alabama, Case No. CV-97-1340, was filed in November 1997. On December 30, 1997, defendants removed this case to federal court. On August 11, 1999, the trial court entered an order denying plaintiffs' motion to amend its complaint, and granting defendants' motion to dismiss. The court also vacated conditional class certification previously granted by the state court, and dismissed the case as to the claims of the other class members. On September 1, 1999, plaintiffs appealed the federal district court's ruling to the United States Court of Appeals for the Eleventh Circuit, where briefing has been completed. The Eleventh Circuit has not yet scheduled oral argument.

      Screen Actors Guild-Producers Health & Welfare Fund Plan v. Philip Morris, Inc., Superior Court, Los Angeles County, California, Case No. BS181603, was filed in November 1997. On July 26, 1999, the court granted plaintiffs' motion to intervene into Operating Engineers Local 12.

      Day Care Council Local 205 D.C. 1717 Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606240, was filed in December 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Local 1199 National Benefit Fund for Health and Human Services Employees
v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606241, was filed in December 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Local 1199 Home Care Industry Benefit Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606249, was filed in December 1997. On August 28, 1998, defendants filed their motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. The court has not yet entered an order officially dismissing the case.

      Operating Engineers Local 12 Health & Welfare Fund v. American Tobacco Co., Inc., Superior Court, Los Angeles County, California, Case No. BC 177968, was filed in December 1997. On July 26, 1999, the court granted plaintiffs' motion to consolidate several similar cases, pending before the same judge, with this case designated as the lead and controlling case for the consolidation.

      Carpenters & Joiners Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Minnesota, Case No. 98-515JMR/FLN, was filed in December 1997. Defendants' motion to dismiss plaintiffs' amended complaint was granted by the trial court on April 29, 1999. This ruling is currently on appeal in the United States Court of Appeals for the Eighth Circuit.

      Operating Engineers Local 324 Health Care Fund v. Philip Morris, Inc., Circuit Court, Wayne County, Michigan, Case No. 5:98-CV-60020, was filed in December 1997. On February 26, 1999, the court granted defendants' motion to dismiss plaintiffs' first amended complaint. This case is currently on appeal in the Michigan Court of Appeals.

      Steamfitters Local Union No. 614 Health and Welfare Fund v. Philip Morris, Inc., Circuit Court, Shelby County, Tennessee, Case No. 92260-2, was filed in January 1998. The parties have completed briefing on defendants' interlocutory appeal of the January 29, 1999 order denying in part defendants' motion to dismiss. Oral argument before Tennessee Court of Appeals took place on November 22, 1999; however, no ruling has yet been made.

      The National Asbestos Workers Medical Fund v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 98 1492, was filed in February 1998. On October 19, 1998, the court denied defendants' motion to dismiss. Trial in this case is scheduled for June 5, 2000.

      U.A. Local No. 467 Health and Welfare Trust Fund v. Philip Morris, Inc., Superior Court, San Mateo County, California, Case No. 404308, was filed in March 1998. On July 26, 1999, the court granted plaintiffs' motion to consolidate this case with Operating Engineers Local 12, which is the lead and controlling case for the consolidation.

      Milwaukee Carpenters District Council Health Fund, Welfare Benefit Plan and Its Trustees v. Philip Morris, Inc., United States District Court for the Eastern District of Wisconsin, Case No. 98 CV 0394, was filed in March 1998. On January 13, 2000, this case was dismissed with prejudice by court order.

      Service Employees International Union Health & Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV00704-GK, was filed in March 1998. On December 21, 1999, in the three union cases of: (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74, a federal district court judge in the District of Columbia held that plaintiffs' complaints would not be dismissed on remoteness grounds and that plaintiffs' RICO claims could continue at this stage, despite the multiple courts of appeals' rulings holding otherwise in similar cases. The judge, however, did dismiss certain other claims in these suits.

      Bay Area Automotive Group Welfare Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 994380, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Bay Area Delivery Drivers Security Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 797589-9, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Teamsters Benefit Trust v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 796981-5, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Newspaper Periodical Drivers Local 921 v. Philip Morris, Inc., Superior Court, San Mateo County, California, Case No. 404469, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      U.A. Local No. 343 Health and Welfare Trust Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 796956-4, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      U.A. Local No. 159 Health and Welfare Trust Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 796938 8, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Sign Pictorial and Display Industry Welfare Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 994403, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      San Francisco Newspaper Publishers and Northern California Newspaper Guild Health & Welfare Trust v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 994409, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Pipe Trades District Council No. 36 Health & Welfare Trust Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 797130-1, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      Milwaukee Carpenters District Council Health Fund, Welfare Benefit Plan and its Trustees v. Philip Morris, Inc., Circuit Court, Milwaukee County, Wisconsin, Case No. 98CV001704, was filed in April 1998. On September 13, 1999, plaintiffs' motion to dismiss was granted by the court.

      North Coast Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 994575, was filed in April 1998. On July 26, 1999, the court granted plaintiffs' motion to consolidate this case with Operating Engineers Local 12, which is the lead and controlling case for the consolidation.

      Northern California Bakery Drivers Security Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 797362-6, was filed in April 1998. This case was voluntarily dismissed on August 6, 1999.

      U.A. Local No. 393 Health and Welfare Trust Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 798474-3, was filed in May 1998. On July 26, 1999, the court granted plaintiffs' motion to consolidate this case with Operating Engineers Local 12, which is the lead and controlling case for the consolidation.

      Northern California Plasterers Health & Welfare Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 995226, was filed in May 1998. This case was voluntarily dismissed on August 6, 1999.

      Northern California General Teamsters Security Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 798492 9, was filed in May 1998. This case was voluntarily dismissed on August 6, 1999.

      Utah Laborers Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Utah, Case No. 2:98CV403C, was filed in June 1998. On March 31, 1999, the court denied defendants' motion to dismiss. On November 22, 1999, the United States Court of Appeals for the Tenth Circuit granted defendants' petition to appeal this ruling.

      Joint Benefit Trust v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 799495-5, was filed in June 1998. This case was voluntarily dismissed on August 6, 1999.

      Northern California Pipe Trades Health and Welfare Trust v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 799692-4, was filed in June 1998. This case was voluntarily dismissed on August 6, 1999.

      S.E.I.U. Local 74 Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV01569, was filed in June 1998. On December 21, 1999, in the three union cases of: (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74, a federal district court judge in the District of Columbia held that plaintiffs' complaints would not be dismissed on remoteness grounds and that plaintiffs' RICO claims could continue at this stage, despite the multiple courts of appeals' rulings holding otherwise in similar cases. The judge, however, did dismiss certain other claims in these suits

      Shop Ironworkers Local 790 Welfare Plan v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 801309-3, was filed in July 1998. This case was voluntarily dismissed on August 6, 1999.

      IBEW Local 595 Health and Welfare Trust Fund v. Philip Morris, Inc., Superior Court, Alameda County, California, Case No. 801292-0, was filed in July 1998. This case was voluntarily dismissed on August 6, 1999.

      Plastering Industry Welfare Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 996189, was filed in July 1998. This case was voluntarily dismissed on August 6, 1999.

      Northern California Tile Industry Health & Welfare Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 996822, was filed in July 1998. This case was voluntarily dismissed on August 6, 1999.

      Central Valley Painting & Decorating Health & Welfare Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 996262, was filed in July 1998. This case was voluntarily dismissed on August 6, 1999.

      Contractors, Laborers, Teamsters & Engineers Health & Welfare Plan v. Philip Morris, Inc., United States District Court for the District of Nebraska, Case No. 8:98CV364, was filed in August 1998. In February 1999, the court granted defendants' motion to dismiss for failure to state a claim.

      Holland v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV01716, was filed in August 1998. On December 21, 1999, in the three union cases of: (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74, a federal district court judge in the District of Columbia held that plaintiffs' complaints would not be dismissed on remoteness grounds and that plaintiffs' RICO claims could continue at this stage, despite the multiple courts of appeals' rulings holding otherwise in similar cases. The judge, however, did dismiss certain other claims in these suits.

      San Francisco Culinary, Bartenders and Service Employees Welfare Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 996855, was filed in September 1998. This case was voluntarily dismissed on August 6, 1999.

      Central Coast Trust Fund v. Philip Morris, Inc., Superior Court, San Francisco County, California, Case No. 998208, was filed in September 1998. This case was voluntarily dismissed on August 6, 1999.

      Sheet Metal Workers Trust Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:99CV02326, was filed in August 1999. On December 21, 1999, the court denied certain defendants' motions to dismiss in part, but granted the motion in part with respect to plaintiffs' failure to state a claim.

      Bergeron v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 99 6142, was filed in September 1999. As of December 31, 1999, defendants were in the process of filing a motion to dismiss.

                             INSURERS/SELF-INSURERS
                            HEALTH CARE COST RECOVERY

      Claims for recovery of health costs have also been filed by four groups of health care insurers, as well as a private entity that operates its employee health care programs on a self-insured basis. The claims advanced in these cases are comparable to those advanced in the union health care cost recovery actions.

      Great Lakes Sales & Marketing (formerly Williams & Drake Co., Inc.) v. American Tobacco Co., Inc., United States District Court for the Western District of Pennsylvania, Case No. 98553, was filed in March 1998. On December 21, 1998, the trial court dismissed this case with prejudice. Plaintiffs appealed this ruling to the United States Court of Appeals for the Third Circuit, which affirmed the trial court's decision on April 20, 1999.

      Group Health Plan v. Philip Morris, Inc., United States District Court for the District of Minnesota, Case No. 98-CV-1036, was filed in March 1998. On January 25, 2000, the court granted in part, and denied in part, defendants' motion to dismiss. Trial is scheduled for December 1, 2000.

      Regence Blueshield v. Philip Morris, Inc., United States District Court for the Western District of Washington, at Seattle, Case No. C98-0559R, was filed in April 1998. In January 6, 1999, the court granted certain defendants' motion to dismiss. On February 4, 1999, plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit. On September 15, 1999, plaintiffs-appellant filed a motion for stay or in the alternative for extension of time to file opening briefs, which is still pending before the Ninth Circuit.

      Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 98 3287, was filed in April 1998. On February 25, 1999, the trial court denied certain defendants' motions to dismiss for failure to state a claim and failure to join necessary parties. Trial in this case is scheduled for May 22, 2000.

      Arkansas Blue Cross and Blue Shield v. Philip Morris, Inc., United States District Court for the Northern District of Illinois, Case No. 98 C 2612, was filed in April 1998. On March 31, 1999, the trial court denied defendants' joint motion to dismiss. Defendants appealed this ruling to the United States Court of Appeals for the Seventh Circuit, which reversed and remanded the case to the trial court with instructions to dismiss the complaint. On December 21, 1999, the trial court entered an order dismissing plaintiffs' complaint. Plaintiffs filed a motion to amend their complaint and a motion to vacate the December 21, 1999 dismissal, which the trial court denied on January 20, 2000, pursuant to the order of the Seventh Circuit.

                                  INDIAN TRIBES
                            HEALTH CARE COST RECOVERY

      Muscogee Creek Nation v. American Tobacco Co., Inc., Muscogee Creek Tribal Court, Oklahoma, Case No. CV 97-27, was filed in June 1997. On December 28, 1999, the court entered an order granting plaintiffs' motion for voluntary dismissal.

      Lower Brule Sioux Nation v. American Tobacco Co., Inc., Lower Brule Sioux Tribal Court, South Dakota, Case No. 97-5-0057, was filed in June 1997. Pending approval of a tolling agreement between all parties regarding the voluntary dismissal of the complaint, any applicable statute of limitations shall be tolled with respect to any claims the Tribe may assert against defendants. The tolling period shall run from September 14, 1997 to 365 days after the date the Tribe's voluntary dismissal is filed in Tribal Court. A stipulation and proposed order to stay the proceedings for 540 days was sent to plaintiff's counsel in January 2000, with instructions to sign and return for filing with the court. The signed stipulation has not yet been filed.

      Crow Creek Sioux Tribe v. American Tobacco Co., Inc., Tribal Court of the Crow Creek Sioux, South Dakota, Case No. CV 97-09-082, was filed in September 1997. Pending approval of a tolling agreement between all parties regarding the voluntary dismissal of the complaint, any applicable statute of limitations shall be tolled with respect to any claims the Tribe may hereafter assert against defendants. The tolling period shall run from September 14, 1997 to 365 days after the date the Tribe's voluntary dismissal is filed in Tribal Court. An order staying the case for 540 days was entered on February 8, 2000.

      The Standing Rock Sioux Tribe v. American Tobacco Co., Inc., Standing Rock Sioux Tribal Court, North Dakota, was filed in May 1998. On March 1, 1999, defendants' motion to dismiss was denied. On April 27, 1999, the Court, upon motion of defendants, entered an order staying proceedings. On August 6, 1999, the Tribe's petition for review was granted. The parties are currently briefing the pending appeal.

      The Sisseton-Wahpeton Sioux Tribe v. American Tobacco Co., Inc., Sisseton-Wahpeton Sioux Tribal Court, North Dakota, was filed in May 1998. On November 2, 1999, the court granted in part, and denied in part, defendants' motion to dismiss plaintiffs' first amended complaint. On November 12, 1999, defendants filed a petition to for intermediate appeal, which the appeal court granted on December 1, 1999. On January 20, 2000, the appeal court entered an order staying all proceedings until July 1, 2000.

      Pechanga Band of Luiseno Mission Indians v. Philip Morris, Inc., Superior Court, San Diego County, California, Case No. 725419, was filed in October 1998. On January 7, 2000, plaintiffs filed a second amended complaint. On February 7, 2000, RJR Tobacco filed its answer.

      Yukon-Kuskokwim Health Corporation v. Philip Morris, Inc., Superior Court, Bethel, Alaska, Case No. 4BE-99-84 CL, was filed in April 1999. Plaintiffs voluntarily dismissed this action on August 20, 1999.

      Acoma Pueblo v. American Tobacco Co., Inc., District Court, Sante Fe County, New Mexico, Case No. CIV 91049 WWD, was filed in June 1999. On November 18, 1999, the court entered an order staying this case until July 1, 2000.

      The Navajo Nation v. Philip Morris, Inc., District Court, Navajo Nation, Arizona, Case No. WR-CV:449-99, was filed in August 1999. This case was filed on August 11, 1999. On October 20, 1999, defendants filed a motion to dismiss plaintiffs' complaint, to which plaintiffs have filed their opposition. Defendants reply brief was filed on January 21, 2000. No date has been set for oral argument on defendants' motion.

                                  INTERNATIONAL
                            HEALTH CARE COST RECOVERY

      Certain foreign countries have filed lawsuits in United States' courts asserting claims comparable to those asserted in the domestic health care cost recovery actions. These cases are as follows.

      Panama v. American Tobacco Co., Inc., United States District Court for the Eastern District of Louisiana, Case No. 98-17752 F, was filed in October 1998. This case was removed by defendants to federal court on November 15, 1998. On December 4, 1998, plaintiffs filed a motion to remand the case back to state court, which was granted on May 28, 1999. Defendants appealed this ruling to the United States Court of Appeals for the Fifth Circuit on June 25, 1999, and further moved to federal district court, on August 30, 1999, for a stay pending the appeal. Briefing is underway in the appellate court.

      Her Majesty The Queen in Right of British Columbia v. Imperial Tobacco, Ltd., Supreme Court, British Columbia, Vancouver Registry, Case No. C985776, was filed in November 1998. On February 21, 2000, the British Columbia Supreme Court declared the cost recovery act unconstitutional and dismissed the action.

      Bolivia v. Philip Morris, Inc., United States District Court for the Southern District of Texas, Case No. G-99-110, was filed in January 1999. In March 1999, the United States District Court for the Southern District of Texas transferred this case to the United States District Court for the District of Columbia. On February 19, 1999, defendants removed this case United States District Court for the Southern District of Texas, Galveston Division. On March 18, 1999, plaintiff filed a motion to remand the case back to state court. On April 12, 1999, defendants filed their motion to dismiss. On June 10, 1999, the Multidistrict Litigation Panel ("MDL") transferred this case to the District of Columbia for consolidated proceedings. A conditional transfer order (to the MDL) was filed on November 26, 1999. On December 10, 1999, federal district court Judge Hoveler granted defendants' motion for stay and stayed plaintiff's motion to remand.

      Venezuela v. Philip Morris Cos., Inc., United States District Court for the Southern District of Florida, Miami Division, Case No. 99-01943 CA, was filed in January 1999. On June 10, 1999, the MDL transferred this case to the District of Columbia for consolidated proceedings. Even though RJR Tobacco has never been officially served with process, it filed its answer to the complaint on January 3, 2000.

      Thailand v. The Tobacco Institute, United States District Court for the Southern District of Texas, Case No. H-99-0320, was filed in January 1999. This case was voluntarily dismissed on June 16, 1999.

      Rio de Janeiro v. Philip Morris Cos., Inc., District Court, Angelina County, Texas, Case No. 32198-99-7, was filed in July 1999. Defendants removed this case to federal district court on August 11, 1999. Plaintiffs filed a motion to remand on August 16, 1999. A conditional transfer order to the MDL Panel was filed on August 30, 1999. Defendants also filed a motion to stay the proceedings pending transfer of this case to the MDL Panel on August 30. On September 14, 1999, this case was remanded back to Angelina County District Court. On September 15, 1999, the conditional transfer order was vacated. On September 24, 1999, defendants appealed this ruling to the United States Court of Appeals for the Fifth Circuit.

      Goias v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 99-3061-CIV, was filed in October 1999. On December 22, 1999, this case was transferred to the United States District Court for the District of Columbia for inclusion in the consolidated pretrial proceedings (MDL Panel).

      Ukraine v. American Brands, Inc., United States District Court for the District of Columbia, Case No. 1:99CV03080 PLF, was filed in November 1999. On December 23, 1999, this case was transferred to the United States District Court for the District of Columbia for inclusion in the consolidated pretrial proceedings (MDL Panel).

                                    TAXPAYER
                            HEALTH CARE COST RECOVERY

      Coyne v. American Tobacco Co., Inc., United States District Court for the Northern District of Ohio, Case No. 96-2247, was filed in September 1996. On October 16, 1996, defendants removed this case to federal district court which granted defendants motion to dismiss on February 12, 1998. On March 12, 1998, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Sixth Circuit. On July 29, 1999, the Sixth Circuit remanded this case back to state court where it had been originally filed -- Common Pleas Court of Cuyahoga County, Ohio. On December 10, 1999, plaintiffs filed a motion for leave to amend the complaint, to which defendants filed their brief in opposition on January 10, 2000.

      Beckom v. American Tobacco Co., Inc., United States District Court for the Eastern District of Tennessee, Case No. 3:97-CV-0436, was filed in May 1997. On November 3, 1998, the trial court granted defendants' motion to dismiss. On November 20, 1998, plaintiffs appealed this ruling to the United States Court of Appeals for the Sixth Circuit. Briefing has been completed and the Sixth Circuit heard oral argument on February 3, 2000.

      Woods v. American Tobacco Co., Inc., United States District Court for the Middle District of North Carolina, Case No. 1:98 CV 138, was filed in February 1998. The parties are currently awaiting the court's decision on defendants' motion to dismiss.

                                   UNIVERSITY
                            HEALTH CARE COST RECOVERY

      University of South Alabama v. American Tobacco Co., Inc., United States District Court for the District of Alabama, Case No. 97-0552-BH-S, was filed in May 1997. In March 1999, the Court of Appeals reversed the trial court's dismissal of this case. On January 13, 2000, a stipulation of dismissal was filed.

                                    HOSPITAL
                            HEALTH CARE COST RECOVERY

      Association of Washington Public Hospital Districts v. Philip Morris, Inc., United States District Court for the Western District of Washington, Case No. C98-1675, was filed in November 1998. On December 14, 1999, the trial court granted defendants' motion to dismiss plaintiffs' complaint. On January 15, 2000, plaintiffs appealed this ruling to the United States Court of Appeal for the Ninth Circuit.

      Allegheny General Hospital v. Philip Morris, Inc., United States District Court for the Western District of Pennsylvania, Case No. 98-18956, was filed in December 1998. On November 4, 1999, the trial court granted defendants' motion to dismiss plaintiffs' first amended complaint. On December 3, 1999, plaintiffs appealed this ruling to the United States Court of Appeals for the Third Circuit.

                                     FEDERAL
                            HEALTH CARE COST RECOVERY

      United States v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 99-CV-02496 (GK), was filed in September 1999. The U.S. Department of Justice brought this action against various industry members, including RJR Tobacco. The government seeks to recover federal funds expended in providing health care to smokers who have developed diseases and injuries alleged to be smoking-related, and, in addition, seeks, pursuant to the federal RICO statute, disgorgement of profits the government contends were earned as a consequence of a RICO racketeering "enterprise." On December 27, 1999, defendants filed a motion to dismiss challenging all counts included in the complaint. Briefing on that motion is still underway, with oral argument currently scheduled for May 15, 2000.

                              ASBESTOS CONTRIBUTION

      Twelve lawsuits, of which 9 remain pending, have been filed against RJR Tobacco by asbestos companies and/or related asbestos-related trust funds asserting claims for unjust enrichment, restitution, contribution, indemnity and unfair contribution. These theories are based on the assertion that the asbestos entities have "overpaid" claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries with respect to which they have paid compensation. As with the other health care cost recovery actions, the complaints typically seek to aggregate the alleged damages associated with tens of thousands of underlying claims, without specifically identifying a single individual who claims injury by virtue of tobacco use.

      Thomas v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, Case No. 96-0065, was filed in August 1996. The claims of plaintiff Owens Corning have been severed from those of the individual plaintiffs in this case. Trial in the Owens Corning portion of the case is scheduled February 1, 2001. The individual plaintiffs' trial has not yet been scheduled, although the Special Master has recommended the trial to begin in June 2001.

      Raymark Industries, Inc. v. R. J. Reynolds Tobacco Co., Circuit Court, Duval County, Florida, Case No. 97-5254 CA-F, was filed in September 1997. The case remains effectively stayed following Raymark's March 1998 bankruptcy filing.

      Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court for the Northern District of Georgia, Case No. 1 97-CV-2711, was filed in September 1997. On August 7, 1998, federal district court Judge Story entered an order staying this case pending further order of the court. The clerk was directed to administratively close the case pending completion of the bankruptcy proceedings. There has been no other activity since the August 7, 1998 order.

      Falise v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 97 CV 7640, was originally filed in November 1997. However, on November 2, 1999, the court entered an order dismissing this case due to jurisdictional grounds. On November 11, 1999, plaintiffs filed a new complaint in the same court -- Falise v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. CV 99-7392 -- and amended it on December 17, 1999. Trial in this case is scheduled for April 17, 2000.

      Fibreboard Corp. v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 791919-8, was filed in November 1997. Discovery is ongoing.

      Keene Creditors Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, Case No. 606479/97, was filed in December 1997. Defendants' answer or other response to plaintiffs' complaint is due on May 24, 2000.

      Conwed Corp. v. R. J. Reynolds Tobacco Co., United States District Court for the District of Minnesota, Case No. 98-CV-1412, was filed in April 1998. On April 29, 1999, the trial court granted defendants' motion to dismiss and dismissed plaintiffs' amended complaint without prejudice.

      Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 98-CV-675, was filed in May 1998. Trial is scheduled for October 2, 2000.

      H.K. Porter Co., Inc. v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. CV 97-7658 (JBW), was filed in June 1998. Trial is scheduled for September 11, 2000.

      The Seibels Bruce Group, Inc. v. R. J. Reynolds Tobacco Co., United States District Court for the Northern District of California, Case No. C99-0593 MHP, was filed in December 1998. On September 21, 1999, the court granted defendants' motion to dismiss.

      UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, Case No. 105152/99, was filed in March 1999. Defendants' answer or response to plaintiffs' complaint is due on May 25, 2000.

                       CERTAIN OTHER NON-INDIVIDUAL CASES
                                 PROPOSITION 65

      California v. Brown & Williamson Tobacco Corp., Superior Court, San Francisco County, California, Case No. 996781, was filed in July 1998. Discovery in this case is ongoing. Trial is scheduled for June 6, 2000.

      California v. Philip Morris, Inc., Superior Court, Los Angeles County, California, Case No. BC 19427, was filed in July 1998. Discovery in this case is ongoing. Trial is scheduled for June 6, 2000.

                       CERTAIN OTHER NON-INDIVIDUAL CASES
                                   MSA-RELATED

      Wynn v. Philip Morris, Inc., Circuit Court, Jefferson County, Alabama, Case No. CV-9803295, was filed in May 1998. On September 13, 1999, the court granted defendants' motion to dismiss.

      Hise v. Philip Morris, Inc., United States District Court for the Northern District of Oklahoma, Case No. 98CV947 C (E), was filed in December 1998. On April 29, 1999, the trial court granted defendants' motion for summary judgment. On May 27, 1999, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Tenth Circuit. Briefing on the appeal is underway.

      Vaughan v. Gilmore, Circuit Court, Henrico County, Virginia, Case No. 998147, was filed in December 1998. On February 23, 1999, the court dismissed this case.

      Perry v. Walkup, Chancery Court, Davidson County, Tennessee, Case No. 98-3771-II, was filed in December 1998. Plaintiffs' complaint for declaratory judgment was filed on December 18, 1998. The plaintiffs have appealed denial of their motion to intervene in the Tennessee attorney general action. On December 14, 1999, the State of Tennessee requested that the Tennessee Supreme Court assume jurisdiction over the consolidated appeals. On January 10, 2000, the Tennessee Supreme Court granted the State's motion, and assumed jurisdiction.

      Vaughan v. Earley, Circuit Court, Henrico County, Virginia, Case No. HK-10-1, was filed in January 1999. On February 23, 1999, the court dismissed this case.

      Forces Action Project v. California, United States District Court for the Northern District of California, Case No. C 99-0607 EDL, was filed in February 1999. On January 5, 2000, the trial court granted defendants' motion to dismiss.

      Oliva v. Florida, Circuit Court, Leon County, Florida, Case No. 99-2234, was filed in April 1999. On November 24, 1999, plaintiffs voluntarily dismissed certain defendants, including RJR Tobacco.

      Harris v. Owens, United States District Court for the District of Colorado, Case No. 99-S-953, was filed in May 1999. On September 10, 1999, the parties filed a stipulation and motion for the dismissal of the tobacco defendants, including RJR Tobacco, from this case.

      Table Bluff Reservation v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C 99-02621, was filed in June 1999. On November 12, 1999, the trial court granted defendants' motion to dismiss the complaint. On November 18, 1999, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Ninth Circuit.

      Turner W. Branch, P.A. v. Brown & Williamson Tobacco Corp., United States District Court for the District of New Mexico, Case No. CV-99 08036, was filed in August 1999. On September 7, 1999, defendants removed this case to federal court. On October 29, 1999, the court granted defendants' motion to complete arbitration and for a stay pending the completion of the arbitration.

      PTI, Inc., v. Philip Morris, Inc., United States District Court for the Central District of California, Case No. 99-08235 NM (Ex), was filed in August 1999. On November 1, 1999, certain defendants filed a motion to dismiss which is scheduled for hearing on March 13, 2000.

      Skillings v. Illinois, United States District Court for the Central District of Illinois, Case No. 99-2087, was filed in August 1999. On November 8, 1999, the court entered an order dismissing certain defendants, including RJR Tobacco, from this lawsuit.



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